As filed with the Securities and Exchange Commission on June 28, 2007

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	22-2230150
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

Three World Financial Center

200 Vesey Street, 10th Floor

New York, New York 10281-1010

(Address of Principal Executive Offices)

CRYSTAL RIVER CAPITAL, INC.

2005 LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Copies of all communications to:

Jonathan C. Tyras, Esq	Michael L. Zuppone, Esq.
c/o Hyperion Brookfield Asset Management, Inc.	Paul, Hastings, Janofsky & Walker LLP
Three World Financial Center	75 E. 55th Street
200 Vesey Street, 10th Floor	New York, New York 10022
New York, New York 10281-1010	Telephone: (212) 318-6000
(Name and address of agent for service)

(212) 549-8400
(Telephone number, including area code, of agent for service)

________________________________

CALCULATION OF REGISTRATION FEE

Title of each class	Proposed maximum	Proposed maximum
of securities	Amount to be	offering price	aggregate	Amount of
to be registered	registered	per share(1)	offering price(1)	registration fee

_____________________________________________________________________________________________________________________

Common Stock,
$0.001 par value per
share, reserved for
issuance pursuant to
the Registrant’s 2005
Long-Term

Incentive Plan	9,896,500(2)	$25.00 - $25.65	$253,760,725	$7,790.45

(1) In accordance with Rule 457(h)(1), the price of the securities has been estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, and the price listed is based on a weighted average exercise price of $25.00 per share for the 130,000 shares subject to outstanding option awards, and is based for the remaining shares available for issuance (9,766,500) on the average ($25.65) of the high and low prices of the Registrant's common stock $0.001 par value per share (the “Common Stock”) as reported on the New York Stock Exchange on June 26, 2007 (a date within 5 business days prior to the date of filing this Registration Statement).

(2) The number of shares to be registered includes stock offered to officers, employees, directors, advisors and consultants of the Registrant. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares of the Common Stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*
Item 2.	Registrant Information and Employee Plan Annual Information.*

___________________

*             Information required by Part I of Form S-8 will be sent or given to participants of the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note to Part I of Form S-8, such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation By Reference.

The documents listed below are hereby incorporated into this Registration Statement and made a part hereof by this reference. Unless otherwise stated, the Commission File No. for these documents is 1-32958.

1. The description of the Registrant’s Common Stock contained under the heading “Description of Capital Stock” in Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed with the Commission on October 23, 2006 (Commission File No. 333-130257);

2. The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 30, 2007;

3. All of the reports the Registrant has filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) from December 31, 2006 to the date of this registration statement; and

4. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of the Registrant’s current reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

You may contact the Registrant to request copies of these filings as follows:

Crystal River Capital, Inc.

Attn: Corporate Secretary

Three World Financial Center

200 Vesey Street, 10th Floor

New York, New York 10281-1010

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

                Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Registrant’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

The Registrant’s charter authorizes it, and the Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as its director or officer and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any individual who served the Registrant’s predecessor in any of the capacities described above and any of the Registrant’s or its predecessor’s employees or agents.

Maryland law requires a corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

                However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Registrant has obtained a policy of insurance under which its directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1

Articles of Amendment and Restatement of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-32958).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2007).

4.3

Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(a) to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-130256 (the “IPO Registration Statement”)).

4.4

Form of Restricted Share Award Agreement under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(b) to the IPO Registration Statement).

4.5

Form of Stock Option Award Agreement under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(c) to the IPO Registration Statement).

4.6	Form of Restricted Stock Unit Award Agreement under the Crystal River

Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(d) to the IPO Registration Statement).

4.7	Form of Deferred Share Units – Deferral Election Form under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended.

4.8	Form of Certificate of Common Stock for the Registrant (incorporated herein by reference to Exhibit 4.1 to the IPO Registration Statement).

5.1	Opinion of Venable LLP regarding the legality of the securities being registered hereunder.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, independent registered public accounting firm.

24	Power of Attorney (included on the Signature Page).

Item 9. Undertakings.

(a) Rule 415 Offering. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Subsequent Exchange Act Documents. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of June, 2007.

CRYSTAL RIVER CAPITAL, INC.
By:	/s/ Clifford E. Lai
Clifford E. Lai
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifford E. Lai, Craig J. Laurie and Jonathan C. Tyras, and each of them singly, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities (including such person’s capacity as a director and/or officer of Crystal River Capital, Inc.), to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

By: /s/ Clifford E. Lai Clifford E. Lai
	Director, President and Chief Executive Officer (principal executive officer)	June 28, 2007

By: /s/ Craig J. Laurie Craig J. Laurie	Chief Financial Officer (principal financial and accounting officer)	June 28, 2007

By: /s/ Bruce K. Robertson Bruce K. Robertson	Chairman of the Board	June 28, 2007

By: /s/ Rodman L. Drake Rodman L. Drake	Director	June 28, 2007

By: /s/ Janet Graham Janet Graham	Director	June 28, 2007

By: /s/ Harald Hansen Harald Hansen	Director	June 28, 2007

By: /s/ William F. Paulsen William F. Paulsen	Director	June 28, 2007

By: /s/ Louis P. Salvatore Louis P. Salvatore	Director	June 28, 2007

INDEX TO EXHIBITS

4.1

Articles of Amendment and Restatement of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, Commission File No. 1-32958).

4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2007).

4.3

Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(a) to the Registrant’s Registration Statement on Form S-11, Commission File No. 333-130256 (the “IPO Registration Statement”)).

4.4

Form of Restricted Share Award Agreement under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(b) to the IPO Registration Statement).

4.5

Form of Stock Option Award Agreement under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(c) to the IPO Registration Statement).

4.6

Form of Restricted Stock Unit Award Agreement under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3(d) to the IPO Registration Statement).

4.7	Form of Deferred Share Units – Deferral Election Form under the Crystal River Capital, Inc. 2005 Long-Term Incentive Plan, as amended.

4.8	Form of Certificate of Common Stock for the Registrant (incorporated herein by reference to Exhibit 4.1 to the IPO Registration Statement).

5.1	Opinion of Venable LLP regarding the legality of the securities being registered hereunder.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, independent registered public accounting firm.

24	Power of Attorney (included on the Signature Page).